Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of GCI, LLC, a Delaware limited liability company (the "Company"), does hereby certify, to such officer's knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2019 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 26, 2020	/s/ Gregory B. Maffei
Gregory B. Maffei President and Chief Executive Officer

Date:	February 26, 2020	/s/ Brian J. Wendling
Brian J. Wendling Chief Accounting Officer and Principal Financial Officer (Principal Accounting Officer and Principal Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.